Rule 424 (b) (3)
Registration No. 333-155631

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$170,000.00	$6.68

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $20,905.00 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-115248) filed by National Rural Utilities Cooperative Finance Corporation on May 6, 2004, and have been carried forward, of which $6.68 offset against the registration fee due for this offering and of which $20,898.32 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

TRADE DATE: December 03, 2008
PRICING SUPPLEMENT NO. 4489 DATED December 8, 2008
TO PROSPECTUS SUPPLEMENT DATED November 26, 2008
AND PROSPECTUS DATED November 24, 2008

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
Due Nine Months or More from Date of Issuance

Principal Amount:	$170,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	12/08/2008

Maturity Date:	10/15/2009

Interest Rate:	5.620 % per annum

Regular Record Dates:	Each January 1 and July 1

Interest Payment Dates:	Each January 15 and July 15

Redemption Date:	None

Agent's Commission:	None

Form of Note:
(Book-Entry or Certificated)	Certificated

Other Terms:	None

Medium-Term Notes, Series C, may be issued by National Rural Utilities Cooperative Finance Corporation in an unlimited aggregate principal amount.